Exhibit 5.1



April 28, 2005



Rogers Corporation
One Technology Drive
P.O. Box 188 Rogers, Connecticut 06263-0188

         Re:      Registration Statement on Form S-8 for 2005
                  Equity Compensation Plan

Ladies and Gentlemen:

         We are furnishing this opinion to you in our capacity as counsel to Rogers Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 to which a copy of this opinion will be attached as an exhibit (the "Registration Statement"), relating to the approval and adoption of the Company's 2005 Equity Compensation Plan (the "Plan") and the registration of 1,100,000 shares of the Company's capital stock, par value $1.00 per share (the "Shares"), that the Company may issue pursuant to the Plan.

         As such counsel, we have examined the corporate records of the Company, including its Restated Articles of Organization, as amended, Amended and Restated Bylaws, minutes of meetings of its Board of Directors and shareholders, and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts.

         Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that, upon issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act of 1933 and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Goodwin Procter LLP
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                                                     GOODWIN PROCTER  LLP